     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 2006


                                                               FILE NO. 811-2611
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A


REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940
      AMENDMENT NO. 28                                           [X]


                            VAN KAMPEN EXCHANGE FUND
                        A CALIFORNIA LIMITED PARTNERSHIP
(EXACT NAME OF REGISTRANT AS SPECIFIED IN THE AGREEMENT OF LIMITED PARTNERSHIP)

                          1221 AVENUE OF THE AMERICAS

                            NEW YORK, NEW YORK 10020

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)
                                 (212) 762-5260
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                             AMY R. DOBERMAN, ESQ.
                               MANAGING DIRECTOR
                          VAN KAMPEN INVESTMENTS INC.
                          1221 AVENUE OF THE AMERICAS

                            NEW YORK, NEW YORK 10020

                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                             ---------------------

                                   Copies to:


                            CHARLES B. TAYLOR, ESQ.

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 407-0700

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

                            VAN KAMPEN EXCHANGE FUND

                                     PART A

                      INFORMATION REQUIRED IN A PROSPECTUS

     Van Kampen Exchange Fund (the "Registrant" or the "Fund") is an open-end diversified management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and formed on December 4, 1975 under the Uniform Limited Partnership Act of California. The Registrant commenced business as an investment company on December 13, 1976.

     Items 1, 2, 3 and 8 of Part A are omitted pursuant to General Instruction
B.2. of Form N-1A.

     This Prospectus, which incorporates by reference the entire Statement of Additional Information, concisely sets forth certain information about the Registrant that a prospective investor should know before investing in shares of the Registrant. Shareholders should read this Prospectus carefully and retain it for future reference. A copy of the Statement of Additional Information may be obtained without charge by calling (800) 847-2424 or for Telecommunications Device for the Deaf at (800) 421-2833. The Statement of Additional Information has been filed with the Securities and Exchange Commission ("SEC") and is available along with other related materials at the SEC's internet web site (http://www.sec.gov).


     This Prospectus is dated April 28, 2006.


ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

     The Registrant's principal investment objective is long-term growth of capital, while the production of current income is an important secondary objective. Under normal market conditions, the Registrant seeks to achieve these objectives by investing primarily in common stocks or convertible securities of companies believed to have long-term growth potential. The Registrant does not intend to engage to any significant degree in active or frequent trading of portfolio securities. The Registrant's portfolio turnover is reported in its financial statements. The Registrant may, however, for defensive purposes, temporarily invest all or a portion of its assets in other types of securities, including investment grade bonds, preferred stocks and money market obligations such as government securities, certificates of deposit and commercial paper. In taking a temporary defensive position, the Registrant would temporarily not be pursuing and may not achieve its investment objective. The foregoing policies may not be changed without approval of a majority of the Registrant's outstanding voting securities, as defined in the 1940 Act. The Registrant's temporary investments may consist of U.S. Treasury Bills and U.S. Treasury Bonds, both issued by and supported by the full faith and credit of the United States Government, and commercial paper rated P-1, if by Moody's Investors Service, Inc., or A-1 if by Standard & Poor's and repurchase agreements with domestic banks and broker-dealers.

     The Registrant is subject to market risk. Market risk is the possibility that the market values of securities owned by the Registrant will decline. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. Investments in common stocks and convertible securities generally are affected by changes in the stock markets, which fluctuate substantially over time, sometimes suddenly and sharply.

     A description of the Registrant's policies and procedures with respect to the disclosure of the Registrant's portfolio securities is available in the Registrant's Statement of Additional Information.

ITEM 5.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

     The business and affairs of the Registrant are managed under the direction of the Board of Managing General Partners of the Registrant. Subject to the Managing General Partners' oversight, the Adviser (defined below) determines the investment of the Registrant's assets, provides administrative services and manages the Registrant's business and affairs.

     Van Kampen Asset Management (the "Adviser"), serves as investment adviser to the Registrant. The Adviser is a wholly owned subsidiary of Van Kampen Investments Inc. ("Van Kampen Investments"). Van Kampen Investments is a diversified asset management company that administers more than three million retail investor accounts, has extensive capabilities for managing institutional portfolios and has more than $110 billion under management or supervision as of March 31, 2006. Van Kampen Investments is an indirect wholly owned subsidiary of Morgan Stanley, a preeminent global financial services firm that maintains leading market positions in each of its three primary businesses: securities, asset management and credit services. Morgan Stanley is a full service securities firm engaged in securities trading and brokerage activities, investment banking, research and analysis, financing and financial advisory services. The Adviser's principal office is located at 1221 Avenue of the Americas, New York, New York 10020.



     The Registrant retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. Under an investment advisory agreement between the Adviser and the Registrant (the "Advisory Agreement"), the Registrant pays the Adviser a fee monthly calculated at the annual rate of 0.30% of average daily net assets of the Registrant. Under the Advisory Agreement, the Registrant also reimburses the Adviser for the cost of the Registrant's accounting services, which include maintaining its financial books and records and calculating its daily net asset value. For the fiscal year ended December 31, 2005, advisory fees paid by the Registrant equaled 0.30% of the Registrant's average daily net assets.



     The Fund is managed by Janet Luby, an Executive Director of the Adviser. Ms. Luby has been associated with the Adviser in an investment capacity since 1995 and joined the team managing the Fund in November 2004. Ms. Luby is responsible for the day-to-day management of the Registrant's portfolio.


     The Registrant's Statement of Additional Information provides additional information about the portfolio manager's compensation structure, other accounts managed by the portfolio manager and the portfolio manager's ownership of securities in the Registrant.


     Other operating expenses paid by the Registrant include transfer agency fees, custodial fees, legal and accounting fees, the costs of reports and proxies to partners, managing general partners' fees, and all other business expenses not specifically assumed by the Adviser. For the fiscal year ended December 31, 2005, the Registrant's other operating expenses were 0.24% of average net assets.



     Both the 1940 Act and the terms of the Registrant's Advisory Agreement require that any investment advisory agreement between the Registrant and its investment adviser be approved annually both by a majority of the Board of Managing General Partners and by a majority of the independent managing general partners voting separately. On May 26, 2005, the Board of Managing General Partners, and the independent managing general partners voting separately, last determined that the terms of the Advisory Agreement are fair and reasonable and approved the continuance of the Advisory Agreement as being in the best interests of the Registrant and its shareholders; and a discussion regarding the basis for the Board of Managing General Partners' approval of such Advisory Agreement was included in the Fund's next Semi-Annual Report issued after such determination (for the semi-annual period ended June 30, 2005 which was made available in August 2005). It is anticipated that the Board of Managing General Partners will reconsider the Advisory Agreement in May 2006 and a discussion regarding such Advisory Agreement will be prepared for the Registrant's next Semi-Annual Report issued after such reconsideration (for the semi-annual period ended June 30, 2006 which should be available in August 2006).


ITEM 6.  SHAREHOLDER INFORMATION.

     The Registrant has outstanding units of partnership interest ("shares") with equal rights to participate in distributions made by the Registrant and equal rights to the Registrant's assets. Each share is entitled to one vote and there is no cumulative voting. If the Registrant were unable to pay its liabilities, partners receiving distributions could be liable to creditors of the Registrant to the extent of such distributions, plus interest.


     The Registrant will determine its net asset value as of the close of each business day on the New York Stock Exchange (the "Exchange"). The Registrant's net assets equal the value of its portfolio securities, plus all cash and other assets (including dividends and interest accrued but not collected) less all liabilities (including accrued expenses but excluding partner capital contributions). The Registrant's portfolio securities are valued by using prices as of the close of trading on the Exchange and valuing portfolio securities (i) for which market quotations are readily available at such market quotations (for example, using the last reported sale price for securities listed on a securities exchange or using the mean between the last reported bid and asked prices on unlisted securities) and (ii) for which market quotations are not readily available and any other assets at their fair value as determined in good faith in accordance with procedures established by the Registrant's Board of Managing General Partners. In cases where a security is traded on more than one exchange, the security is valued on the exchange designated as the primary market. Securities with remaining maturities of 60 days or less are valued at amortized cost, which approximates market value. See the financial statements and notes thereto in the Registrant's Annual Report.


     Shareholders may redeem shares at any time, without charge by the Registrant, at the next determined net asset value per share by submitting a written request in proper form to the Registrant's transfer agent, Van Kampen Investor Services, Inc. ("Investor Services"), PO Box 947, Jersey City, New Jersey 07303-0947, by placing the redemption request through an authorized dealer or by calling the Registrant. Redemptions are priced at the next determined net asset value per share after acceptance by Investor Services of the request and any other necessary documents in proper order and payment for shares redeemed will be made within seven days thereafter. Redemptions are not made on days during which the New York Stock Exchange is closed. The right of redemption may be suspended and the payment therefor may be postponed for more than seven days during any period when (a) the New York Stock Exchange is closed for other than customary weekends or holidays; (b) the SEC determines trading on the New York Stock Exchange is restricted; (c) the SEC determines an emergency exists as a result of which disposal by the Registrant of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Registrant to fairly determine the value of its net assets; or (d) the SEC, by order, so permits.

     The shares redeemed (other than redemptions under a systematic withdrawal plan) may be paid in cash or securities, at the option of the Registrant, and will ordinarily be paid in whole or in part in securities. The Registrant's valuation will determine the quantity of securities tendered. The Registrant will select securities for tender in redemptions based on tax or investment considerations.

     While there is no charge when shares are redeemed or repurchased through the Registrant or through Van Kampen Funds Inc., an affiliate of the Adviser, dealers may make a charge for effecting a repurchase. Payment for shares redeemed may be postponed or the right of redemption suspended as provided by the rules of the SEC.

     The Registrant makes quarterly distributions of net investment income, exclusive of capital gains (such distribution, "ordinary income distributions"), to the partners. The Managing General Partners determine each year whether and to what extent any realized capital gains are to be distributed and such distributions, if any, will be made annually. Distributions, when made, are made equally among the outstanding shares held by shareholders. Ordinary income distributions and capital gains distributions are automatically applied to purchase additional shares of the Registrant at the next determined net asset value unless the shareholder instructs otherwise.

     The Registrant is classified as a partnership for federal income tax purposes. Each partner is required to report on his personal federal income tax return his share of the Registrant's income, gains, losses, deductions and expenses for the taxable year of the Registrant ending within or with his taxable year, regardless of whether cash or other properties are distributed. For federal income tax purposes, capital gain or loss is allocated equally among shares outstanding on the day recognized, and all other items of the Registrant's income, gain, loss, deduction and expense during a year are allocated to each partner in the proportion which the total number of shares such partner held on each day during the year bears to the total of the outstanding shares of the Registrant on each day during the year.

     The tax basis to each partner for his shares in the Registrant is determined by reference to the basis of the securities and any money that he contributed to the Registrant in exchange for his shares, increased by his share of the Registrant's taxable income and decreased (but not below zero) principally by the Registrant's distributions and his share of the Registrant's net losses. If cash distributed exceeds basis, the excess generally will be taxable as gain from the sale of a capital asset. The Registrant's tax basis in the securities contributed by the partners is the same as that of the partners contributing such securities.

     Redemptions for cash generally will be taxable as capital gains to the extent that such cash exceeds a partner's adjusted tax basis in his shares of the Registrant. The receipt of securities on redemption is not a taxable event to the partner or to the Registrant. The partner's basis in securities received on redemption will be the same as the Registrant's. Net long-term capital gains realized by the Registrant will be taxable to the partners at the current capital gain rates.


     The Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act") contains provisions that reduce the U.S. federal income tax rates on (1) long-term capital gains received by individuals and (2) "qualified dividend income" received by individuals from certain domestic and foreign corporations. The reduced rate for capital gains generally applies to long-term capital gains from sales or exchanges recognized on or after May 6, 2003, and ceases to apply for taxable years beginning after December 31, 2008. The reduced rate for dividends generally applies to "qualified dividend income" received in taxable years beginning after December 31, 2002 and ceases to apply for taxable years beginning after December 31, 2008. Registrant shareholders, as well as the Registrant itself, must also satisfy certain holding period and other requirements in order for the reduced rate for dividends to apply. Because the Registrant's investment portfolio consists primarily of common stocks, a portion of the ordinary income distributions from the Registrant may be eligible for the reduced rate applicable to "qualified dividend income" in the hands of partners who are individuals (subject to certain holding period requirements). Capital gains distributions from the Registrant that are attributable to long-term capital gains will be eligible for the reduced rate applicable to long-term capital gains in the hands of partners who are individuals.


     Because shares of the Registrant are not available for additional investments, the Registrant is not susceptible to the "market-timing" or "short-term trading" practices that affect other continuously offered Van Kampen Funds. Therefore, the "market timing" and "short term trading" policies applicable to other Van Kampen Funds are not currently applied to the Registrant. If in the future the Registrant offers additional shares, it is expected that those policies would be applied to the Registrant and the Registrant's prospectus would be updated to describe those policies.

ITEM 7.  DISTRIBUTION ARRANGEMENTS.

        Not Applicable.


ITEM 8.  FINANCIAL HIGHLIGHTS INFORMATION.



        Omitted pursuant to General Instructions B.2 of Form N-1A.

                            VAN KAMPEN EXCHANGE FUND

                                     PART B

         INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

ITEM 9.  COVER PAGE AND TABLE OF CONTENTS.

     This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Van Kampen Exchange Fund (the "Fund" or "Registrant") prospectus (the "Prospectus") dated as of the same date as this Statement of Additional Information. This Statement of Additional Information does not include all of the information a prospective investor should consider before purchasing shares of the Registrant. Investors should obtain and read the Prospectus prior to purchasing shares of the Registrant. A Prospectus the Statement of Additional Information and the Fund's Annual and Semiannual Reports may be obtained without charge by writing or calling Van Kampen Funds Inc. (the "Distributor"), 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555, at (800) 341-2911.


     This Statement of Additional Information is dated April 28, 2006.



                                                                          PAGE
                                                                          ----
          Fund History................................................    B-1
          Description of the Fund and its Investment Risks............    B-1
          Management of the Registrant................................    B-7
          Control Persons and Principal Holders of Securities.........    B-16
          Investment Advisory and Other Services......................    B-16
          Portfolio Managers..........................................    B-18
          Brokerage Allocation and Other Practices....................    B-19
          Capital Stock and Other Securities..........................    B-20
          Purchase, Redemption and Pricing of Shares..................    B-20
          Taxation of the Fund........................................    B-20
          Underwriters................................................    B-20
          Calculation of Performance Data.............................    B-20
          Financial Statements........................................    B-21


ITEM 10.  FUND HISTORY.

     The Registrant was formed on December 4, 1975 under the Uniform Limited Partnership Act of California. The Registrant commenced business as an investment company on December 13, 1976 under the name American General Exchange Fund.

     On September 9, 1983, the name of the Registrant was changed from American General Exchange Fund to American Capital Exchange Fund. The name of the Registrant was changed from American Capital Exchange Fund to Van Kampen American Capital Exchange Fund (a California Limited Partnership) on April 26, 1996. The Registrant began using its current name on December 9, 1998.

ITEM 11.  DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS.

     The Registrant is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"). The Registrant's principal investment objective is long-term growth of capital, while the production of current income is an important secondary objective. Under normal market conditions, the Registrant seeks to achieve these objectives by investing primarily in common stocks or convertible securities of companies believed to have long-term growth potential. In seeking to attain its investment objectives of long-term growth of capital, and, secondarily, production of income, the Registrant will acquire securities for long-term appreciation and does not intend to engage to any significant degree in short-term trading. Capital gains taxes will be considered in determining the sale of portfolio securities. However, sales will be effected whenever believed to be in the best interests of the Partners, even though capital gains may be recognized thereby.

     The Registrant has no present intention of investing in corporate bonds, preferred stocks or certificates of deposit in an amount in excess of 5% of the value of its net assets.

     The Registrant has adopted certain fundamental investment restrictions which may not be changed without approval by the vote of a majority of its outstanding voting securities, which is defined by the 1940 Act, as the lesser of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions and policies set forth herein apply at the time of purchase of the securities. With respect to the limitations on illiquid securities and borrowings, the percentage limitations apply at the time of purchase and on an ongoing basis. The Registrant may not:

     (1) Purchase securities on margin or make short sales.

     (2) Purchase or write any options, puts, calls, straddles, spreads or combinations thereof.

     (3) Borrow money, except from banks for a purpose other than the purchase of securities, such borrowing not to exceed 5% of the Registrant's total assets at market value at the time of borrowing. Any such borrowing may be secured provided that not more than 10% of the total assets at market value at the time of pledging may be used as security for such borrowings.

     (4) Engage in the underwriting of securities or invest in securities subject to restrictions on resale.

     (5) Invest more than 25% of its assets at market value at the time of purchase in securities of companies all of which conduct their principal activities in the same industry.

     (6) Invest in real estate (including interests in real estate investment trusts) or invest in oil, gas or mineral exploration or development programs, except in publicly traded securities of issuers which engage in such business.

     (7) Buy or sell commodities or commodity contracts.

     (8) Make loans of money or securities to other persons provided that this limitation shall not prevent the purchase of a portion of an issue of bonds, notes, debentures or other debt securities which are publicly distributed or of a type customarily purchased by institutional investors.

     (9) Invest more than 5% of its total assets at market value at the time of purchase in the securities of any one issuer (other than obligations of the United States Government or any instrumentalities thereof).

     (10) Purchase securities if such purchase would result in the Registrant owning more than 10% of the outstanding voting securities of any one issuer at the time of purchase.

     (11) Invest in securities of companies which have a record, together with their predecessors, of less than three years of continuous operation.

     (12) Purchase securities issued by any other investment company or investment trust.

     (13) Purchase or hold securities of any company if any of its General Partners, or officers or directors of the Registrant's investment adviser, who beneficially own more than 0.50% of the securities of that company together own beneficially more than 5% of the securities of such company.

     (14) Invest in companies for the purpose of exercising control or management. (The Registrant's officers may be authorized to vote proxies issued with respect to its portfolio securities consistently with its investment objectives).

     (15) Invest in or hold warrants unless received with respect to securities held by the Registrant.

     (16) Invest in foreign securities unless listed at the time of purchase on the New York Stock Exchange.

     (17) Invest more than 5% of its total assets at market value at the time of purchase in equity securities which are not readily marketable.

     Registrant does not issue senior securities.

     The Registrant has adopted the following policy, which may be changed by the Managing General Partners. The Registrant shall not invest 25% or more of its assets at market value at the time of purchase in securities of companies all of which conduct their principal activities in the same industry.

DISCLOSURE OF PORTFOLIO HOLDINGS


     The Registrant's Managing General Partners and the Adviser (defined below under Item 12. Management of the Registrant) have adopted policies and procedures regarding disclosure of portfolio holdings information (the "Policy"). Pursuant to the Policy, information concerning the Registrant's portfolio holdings may be disclosed only if such disclosure is consistent with the antifraud provisions of the federal securities laws and the fiduciary duties owed by the Registrant and the Adviser to the Registrant's shareholders. The Registrant and the Adviser may not receive compensation or any other consideration (which includes any agreement to maintain assets in the Registrant or in other investment companies or accounts managed by the Adviser or any affiliated person of the Adviser) in connection with the disclosure of portfolio holdings information of the Registrant. The Registrant's Policy is implemented and overseen by the Portfolio Holdings Review Committee (the "PHRC"), which is described in more detail below.



     The Registrant provides a complete schedule of portfolio holdings for the second and fourth fiscal quarters in its Semiannual and Annual Reports, and for the first and third fiscal quarters in its filings with the SEC on Form N-Q.



     Non-Public Portfolio Holdings Information Policy. All portfolio holdings information that has not been disseminated in a manner making it available to investors generally as described above is considered non-public portfolio holdings information for the purposes of the Policy. Pursuant to the Policy, disclosing non-public portfolio holdings information to third parties may occur only when the Registrant has a legitimate business purpose for doing so and the recipients of such information are subject to a duty of confidentiality, which prohibits such recipients from disclosing or trading on the basis of the non-public portfolio holdings information. Any disclosure of non-public portfolio holdings information made to third parties must be approved by both the Registrant's Managing General Partners (or a designated committee thereof) and the PHRC. The Policy provides for disclosure of non-public portfolio holdings information to certain pre-authorized categories of entities, executing broker-dealers and shareholders, in each case under specific restrictions and limitations described below, and the Policy provides a process for approving any other entities.


     Pre-Authorized Categories. Pursuant to the Policy, the Registrant may disclose non-public portfolio holdings information to certain third parties who fall within pre-authorized categories. These third parties include fund rating agencies, information exchange subscribers, consultants and analysts, portfolio analytics providers, and service providers, provided that the third party expressly agrees to maintain the non-public portfolio holdings information in confidence and not to trade portfolio securities based on the non-public portfolio holdings information. Subject to the terms and conditions of any agreement between the Adviser or the Registrant and the third party, if these conditions for disclosure are satisfied, there shall be no restriction on the frequency with which Registrant's non-public portfolio holdings information is released, and no lag period shall apply. In addition, persons who owe a duty of trust or confidence to the Registrant or the Adviser (including legal counsel) may receive non-public portfolio holdings information without entering into a non-disclosure agreement. The PHRC is responsible for monitoring and reporting on such entities to the Registrant's Managing General Partners. Procedures to monitor the use of such non-public portfolio holdings information may include requiring annual certifications that the recipients have utilized such information only pursuant to the terms of the agreement between the recipient and the Adviser and, for those recipients receiving information electronically, acceptance of the information will constitute reaffirmation that the third party expressly agrees to maintain the disclosed information in confidence and not to trade portfolio securities based on the material non-public portfolio holdings information.

     Broker-Dealer Interest Lists. Pursuant to the Policy, the Adviser may provide "interest lists" to broker-dealers who execute securities transactions for the Registrant. Interest lists may specify only the CUSIP numbers and/or ticker symbols of the securities held in all registered management investment companies advised by the Adviser or affiliates of the Adviser on an aggregate basis. Interest lists will not disclose portfolio holdings on a fund by fund basis and will not contain information about the number or value of shares owned by a specified fund. The interest lists may identify the investment strategy to which the list relates, but will not identify particular funds or portfolio managers/management teams. Broker-dealers need not execute a non-disclosure agreement to receive interest lists.



     Shareholders In-Kind Distributions. The Registrant's shareholders may, in some circumstances, elect to redeem their shares of the Registrant in exchange for their pro rata share of the securities held by the Registrant. In such circumstances, pursuant to the Policy, such Registrant shareholders may receive a complete listing of the portfolio holdings of the Registrant up to seven (7) calendar days prior to making the redemption request provided that they represent orally or in writing that they agree not to disclose or trade on the basis of the portfolio holdings information.


     Attribution Analyses. Pursuant to the Policy, the Registrant may discuss or otherwise disclose performance attribution analyses (i.e., mention the effects of having a particular security in the portfolio(s)) where such discussion is not contemporaneously made public, provided that the particular holding has been disclosed publicly. Any discussion of the analyses may not be more current than the date the holding was disclosed publicly.

     Transition Managers. Pursuant to the Policy, the Registrant may disclose portfolio holdings to transition managers, provided that the Registrant has entered into a non-disclosure or confidentiality agreement with the party requesting that the information be provided to the transition manager and the party to the non-disclosure agreement has, in turn, entered into a non-disclosure or confidentiality agreement with the transition manager.

     Other Entities. Pursuant to the Policy, the Fund or the Adviser may disclose non-public portfolio holdings information to a third party who does not fall within the pre-approved categories, and who are not executing broker-dealers, shareholders receiving in-kind distributions, persons receiving attribution analyses, or transition managers; however, prior to the receipt of any non-public portfolio holdings information by such third party, the recipient must have entered into a non-disclosure agreement and the disclosure arrangement must have been approved by the PHRC and the Registrant's Managing General Partners (or a designated committee thereof). The PHRC will report to the Managing General Partners of the Registrant on a quarterly basis regarding any other approved recipients of non-public portfolio holdings information.

     PHRC and Board of Trustees Oversight. The PHRC, which consists of executive officers of the Registrant and the Adviser, is responsible for overseeing and implementing the Policy and determining how portfolio holdings information will be disclosed on an ongoing basis. The PHRC will periodically review and has the authority to amend the Policy as necessary. The PHRC will meet at least quarterly to (among other matters):

     - address any outstanding issues relating to the Policy;

     - monitor the use of information and compliance with non-disclosure agreements by current recipients of portfolio holdings information;

     - review non-disclosure agreements that have been executed with prospective third parties and determine whether the third parties will receive portfolio holdings information;

     - generally review the procedures to ensure that disclosure of portfolio holdings information is in the best interests of Registrant shareholders; and

     - monitor potential conflicts of interest between Registrant's shareholders, on the one hand, and those of the Adviser, the Distributor or affiliated persons of the Registrant, the Adviser or the Distributor, on the other hand, regarding disclosure of portfolio holdings information.

     The PHRC will regularly report to the Managing General Partners on the Registrant's disclosure of portfolio holdings information and the proceedings of PHRC meetings.

     Ongoing Arrangements of Portfolio Holdings Information. The Adviser and Registrant have entered into ongoing arrangements to make available public and/or non-public information about the Registrant's portfolio holdings. The Registrant currently may disclose portfolio holdings information based on ongoing arrangements to the following pre-authorized parties:



              NAME                INFORMATION DISCLOSED      FREQUENCY (1)           LAG TIME
              ----                ----------------------  -------------------   -------------------
SERVICE PROVIDERS
State Street
  Bank and Trust Company (*)....  Full portfolio          Daily basis                   (2)
                                  holdings
Institutional Shareholder
  Services (ISS) (proxy voting
  agent) (*)....................  Full portfolio          Twice a month                 (2)
                                  holdings
FT Interactive Data Pricing
  Service Provider (*)..........  Full portfolio          As needed                     (2)
                                  holdings
Van Kampen Investor
  Services, Inc. (*)............  Full portfolio          As needed                     (2)
                                  holdings
David Hall (*)..................  Full portfolio          On a semi-annual              (3)
                                  holdings                and annual fiscal
                                                          basis
Windawi (*).....................  Full portfolio          On a semi-annual              (3)
                                  holdings                and annual fiscal
                                                          basis
FUND RATING AGENCIES
Lipper (*)......................  Full portfolio          Monthly and           Approximately 1 day
                                  holdings                quarterly basis       after previous
                                                                                month end and
                                                                                approximately 30
                                                                                days after quarter
                                                                                end, respectively
Morningstar (**)................  Full portfolio          Quarterly basis       Approximately 30
                                  holdings                                      days after quarter
                                                                                end
Standard & Poor's (*)...........  Full portfolio          Monthly               As of previous
                                  holdings                                      month end
CONSULTANTS AND ANALYSTS
Arnerich Massena & Associates,
  Inc. (*)......................  Top Ten and Full        Quarterly basis (6)   Approximately 10-12
                                  portfolio holdings                            days after quarter
                                                                                end
Bloomberg (**)..................  Full portfolio          Quarterly basis       Approximately 30
                                  holdings                                      days after quarter
                                                                                end
Callan Associates (*)...........  Top Ten and Full        Monthly and           Approximately 10-12
                                  portfolio holdings      quarterly basis,      days after
                                                          respectively (6)      month/quarter end
Cambridge
  Associates (*)................  Top Ten and Full        Quarterly basis (6)   Approximately 10-12
                                  portfolio holdings                            days after quarter
                                                                                end

              NAME                INFORMATION DISCLOSED      FREQUENCY (1)           LAG TIME
              ----                ----------------------  -------------------   -------------------
CTC Consulting,
  Inc. (**) ....................  Top Ten and Full        Quarterly basis       Approximately 15
                                  portfolio holdings                            days after quarter
                                                                                end and
                                                                                approximately 30
                                                                                days after quarter
                                                                                end, respectively
Credit Suisse First Boston(*)...  Top Ten and Full        Monthly and           Approximately 10-12
                                  portfolio holdings      quarterly basis,      days after
                                                          respectively (6)      month/quarter end
Evaluation Associates (*).......  Top Ten and Full        Monthly and           Approximately 10-12
                                  portfolio holdings      quarterly basis,      days after
                                                          respectively (6)      month/quarter end
Fund Evaluation Group (**)......  Top Ten portfolio       Quarterly basis       At least 15 days
                                  holdings (4)                                  after quarter end
Jeffrey Slocum & Associates
  (*)...........................  Full portfolio          Quarterly basis (6)   Approximately 10-12
                                  holdings (5)                                  days after quarter
                                                                                end
Hammond
  Associates (**)...............  Full portfolio          Quarterly basis       At least 30 days
                                  holdings (5)                                  after quarter end
Hartland & Co. (**).............  Full portfolio          Quarterly basis       At least 30 days
                                  holdings (5)                                  after quarter end
Hewitt Associates (*)...........  Top Ten and Full        Monthly and           Approximately 10-12
                                  portfolio holdings      quarterly basis,      days after
                                                          respectively (6)      month/quarter end
Merrill Lynch (*)...............  Full portfolio          Monthly basis (6)     Approximately 1 day
                                  holdings                                      after previous
                                                                                month end
Mobius (**).....................  Top Ten portfolio       Monthly basis         At least 15 days
                                  holdings (4)                                  after month end
Nelsons (**)....................  Top Ten holdings (4)    Quarterly basis       At least 15 days
                                                                                after quarter end
Prime Buchholz & Associates,
  Inc. (**).....................  Full portfolio          Quarterly basis       At least 30 days
                                  holdings (5)                                  after quarter end
PSN (**)........................  Top Ten holdings (4)    Quarterly basis       At least 15 days
                                                                                after quarter end
PFM Asset
  Management LLC (*)............  Top Ten and Full        Quarterly basis (6)   Approximately 10-12
                                  portfolio holdings                            days after quarter
                                                                                end
Russell Investment
  Group/Russell/ Mellon
  Analytical Services, Inc.
  (**)..........................  Top Ten and Full        Monthly and           At least 15 days
                                  portfolio holdings      quarterly basis       after month end and
                                                                                at least 30 days
                                                                                after quarter end,
                                                                                respectively

              NAME                INFORMATION DISCLOSED      FREQUENCY (1)           LAG TIME
              ----                ----------------------  -------------------   -------------------
Stratford Advisory
  Group, Inc. (*)...............  Top Ten portfolio       Quarterly basis (6)   Approximately 10-12
                                  holdings (7)                                  days after quarter
                                                                                end
Thompson
  Financial (**)................  Full portfolio          Quarterly basis       At least 30 days
                                  holdings (5)                                  after quarter end
Watershed Investment
  Consultants,
  Inc. (*)......................  Top Ten and Full        Quarterly basis (6)   Approximately 10-12
                                  portfolio holdings                            days after quarter
                                                                                end
Yanni Partners (**).............  Top Ten portfolio       Quarterly basis       At least 15 days
                                  holdings (4)                                  after quarter end

------------------------------------

 (*) This entity has agreed to maintain Registrant non-public portfolio holdings information in confidence and not to trade portfolio securities based on the non-public portfolio holdings information.

(**) The Registrant does not currently have a non-disclosure agreement in place with this entity and therefore this entity can only receive publicly available information.


 (1) Dissemination of portfolio holdings information to entities listed above may occur less frequently than indicated (or not at all).


 (2) Information will typically be provided on a real time basis or as soon thereafter as possible.

 (3) As needed after the end of the semi-annual and/or annual period.

 (4) Full portfolio holdings will also be provided upon request from time to time on a quarterly basis, with at least a 30 day lag.

 (5) Top Ten portfolio holdings will also be provided upon request from time to time, with at least a 15 day lag.

 (6) This information will also be provided upon request from time to time.

 (7) Full portfolio holdings will also be provided upon request from time to time.

     The Registrant may also provide Registrant portfolio holdings information, as part of its normal business activities, to the Registrant's to persons who owe a duty of trust or confidence to the Fund or the Adviser. These persons currently are (i) independent registered public accounting firm (as of the Registrant's fiscal year end and on an as needed basis), (ii) counsel to the Registrant (on as needed basis), (iii) counsel to the independent trustees (on an as needed basis) and (iv) members of the Managing General Partners (on an as needed basis).

ITEM 12.  MANAGEMENT OF THE REGISTRANT.


     The business and affairs of the Registrant are managed under the direction of the Registrant's Managing General Partners and the Registrant's officers appointed by the Managing General Partners. The tables below list the managing general partners and executive officers of the Registrant and their principal occupations during the last five years, other directorships held by the managing general partners and their affiliations, if any, with Van Kampen Investments, Van Kampen Asset Management (the "Adviser"), the Distributor, Van Kampen Advisors Inc., Van Kampen Exchange Corp. and Van Kampen Investor Services ("Investor Services"). The term "Fund Complex" includes each of the investment companies advised by the Adviser as of the date of this Statement of Additional Information. Managing General Partners serve one year terms or until their successors are duly elected and qualified. Executive officers are annually elected by the managing general partners.

                     INDEPENDENT MANAGING GENERAL PARTNERS:


                                                                                   NUMBER OF
                                                                                   FUNDS IN
                                                                                     FUND
                                            TERM OF                                 COMPLEX
                                           OFFICE AND                              OVERSEEN
NAME, AGE AND ADDRESS         POSITION(S)  LENGTH OF                              BY MANAGING   OTHER DIRECTORSHIPS
OF INDEPENDENT MANAGING        HELD WITH      TIME     PRINCIPAL OCCUPATION(S)      GENERAL     HELD BY MANAGING
GENERAL PARTNER               REGISTRANT     SERVED    DURING PAST 5 YEARS          PARTNER     GENERAL PARTNER
David C. Arch (60)            Managing     Managing    Chairman and Chief             67        Trustee/Director/Managing
Blistex Inc.                  General      General     Executive Officer of                     General Partner of funds
1800 Swift Drive              Partner      Partner     Blistex Inc., a consumer                 in the Fund Complex.
Oak Brook, IL 60523                        since 1998  health care products
                                                       manufacturer. Director of
                                                       the Heartland Alliance, a
                                                       nonprofit organization
                                                       serving human needs based
                                                       in Chicago. Director of
                                                       St. Vincent de Paul
                                                       Center, a Chicago based
                                                       day care facility serving
                                                       the children of low
                                                       income families. Board
                                                       member of the Illinois
                                                       Manufacturers'
                                                       Association.

Jerry D. Choate (67)          Managing     Managing    Prior to January 1999,         65        Trustee/Director/Managing
33971 Selva Road              General      General     Chairman and Chief                       General Partner of funds
Suite 130                     Partner      Partner     Executive Officer of the                 in the Fund Complex.
Dana Point, CA 92629                       since 2003  Allstate Corporation                     Director of Amgen Inc., a
                                                       ("Allstate") and Allstate                biotechnological company,
                                                       Insurance Company. Prior                 and Director of Valero
                                                       to January 1995,                         Energy Corporation, an
                                                       President and Chief                      independent refining
                                                       Executive Officer of                     company.
                                                       Allstate. Prior to August
                                                       1994, various management
                                                       positions at Allstate.

Rod Dammeyer (65)             Managing     Managing    President of CAC, L.L.C.,      67        Trustee/Director/Managing
CAC, L.L.C.                   General      General     a private company                        General Partner of funds
4350 LaJolla Village Drive    Partner      Partner     offering capital                         in the Fund Complex.
Suite 980                                  since 1998  investment and management                Director of Quidel
San Diego, CA 92122-6223                               advisory services. Prior                 Corporation, Stericycle,
                                                       to July 2000, Managing                   Inc., Ventana Medical
                                                       Partner of Equity Group                  Systems, Inc. and GATX
                                                       Corporate Investment                     Corporation and Trustee
                                                       (EGI), a company that                    of The Scripps Research
                                                       makes private investments                Institute. Prior to
                                                       in other companies.                      January 2005, Director of
                                                                                                the University of Chicago
                                                                                                Hospitals and Health
                                                                                                Systems. Prior to April
                                                                                                2004, Director of
                                                                                                TheraSense, Inc. Prior to
                                                                                                January 2004, Director of
                                                                                                TeleTech Holdings Inc.
                                                                                                and Arris Group, Inc.
                                                                                                Prior to May 2002,
                                                                                                Director of Peregrine
                                                                                                Systems Inc. Prior to
                                                                                                February 2001, Vice
                                                                                                Chairman and Director of
                                                                                                Anixter International,
                                                                                                Inc. and IMC Global Inc.
                                                                                                Prior to July 2000,
                                                                                                Director of Allied Riser
                                                                                                Communications Corp.,
                                                                                                Matria Healthcare Inc.,
                                                                                                Transmedia Networks,
                                                                                                Inc., CNA Surety, Corp.
                                                                                                and Grupo Azcarero Mexico
                                                                                                (GAM).

                                                                                   NUMBER OF
                                                                                   FUNDS IN
                                                                                     FUND
                                            TERM OF                                 COMPLEX
                                           OFFICE AND                              OVERSEEN
NAME, AGE AND ADDRESS         POSITION(S)  LENGTH OF                              BY MANAGING   OTHER DIRECTORSHIPS
OF INDEPENDENT MANAGING        HELD WITH      TIME     PRINCIPAL OCCUPATION(S)      GENERAL     HELD BY MANAGING
GENERAL PARTNER               REGISTRANT     SERVED    DURING PAST 5 YEARS          PARTNER     GENERAL PARTNER

Linda Hutton Heagy (57)       Managing     Managing    Managing Partner of            65        Trustee/Director/Managing
Heidrick & Struggles          General      General     Heidrick & Struggles, an                 General Partner of funds
233 South Wacker Drive        Partner      Partner     executive search firm.                   in the Fund Complex.
Suite 7000                                 since 2003  Trustee on the University
Chicago, IL 60606                                      of Chicago Hospitals
                                                       Board, Vice Chair of the
                                                       Board of the YMCA of
                                                       Metropolitan Chicago and
                                                       a member of the Women's
                                                       Board of the University
                                                       of Chicago. Prior to
                                                       1997, Partner of Ray &
                                                       Berndtson, Inc., an
                                                       executive recruiting
                                                       firm. Prior to 1996,
                                                       Trustee of The
                                                       International House
                                                       Board, a fellowship and
                                                       housing organization for
                                                       international graduate
                                                       students. Prior to 1995,
                                                       Executive Vice President
                                                       of ABN AMRO, N.A., a bank
                                                       holding company. Prior to
                                                       1990, Executive Vice
                                                       President of The Exchange
                                                       National Bank.

R. Craig Kennedy (52)         Managing     Managing    Director and President of      65        Trustee/Director/Managing
1744 R Street, NW             General      General     the German Marshall Fund                 General Partner of funds
Washington, D.C. 20009        Partner      Partner     of the United States, an                 in the Fund Complex.
                                           since 2003  independent U.S.
                                                       foundation created to
                                                       deepen understanding,
                                                       promote collaboration and
                                                       stimulate exchanges of
                                                       practical experience
                                                       between Americans and
                                                       Europeans. Formerly,
                                                       advisor to the Dennis
                                                       Trading Group Inc., a
                                                       managed futures and
                                                       option company that
                                                       invests money for
                                                       individuals and
                                                       institutions. Prior to
                                                       1992, President and Chief
                                                       Executive Officer,
                                                       Director and member of
                                                       the Investment Committee
                                                       of the Joyce Foundation,
                                                       a private foundation.

Howard J Kerr (70)            Managing     Managing    Prior to 1998, President       67        Trustee/Director/Managing
14 Huron Trace                General      General     and Chief Executive                      General Partner of funds
Galena, IL 61036              Partner      Partner     Officer of Pocklington                   in the Fund Complex.
                                           since 1998  Corporation, Inc., an                    Director of the Lake
                                                       investment holding                       Forest Bank & Trust.
                                                       company. Director of the
                                                       Marrow Foundation.

Jack E. Nelson (70)           Managing     Managing    President of Nelson            65        Trustee/Director/Managing
423 Country Club Drive        General      General     Investment Planning                      General Partner of funds
Winter Park, FL 32789         Partner      Partner     Services, Inc., a                        in the Fund Complex.
                                           since 2003  financial planning
                                                       company and registered
                                                       investment adviser in the
                                                       State of Florida.
                                                       President of Nelson Ivest
                                                       Brokerage Services Inc.,
                                                       a member of the NASD,
                                                       Securities Investors
                                                       Protection Corp. and the
                                                       Municipal Securities
                                                       Rulemaking Board.
                                                       President of Nelson Sales
                                                       and Services Corporation,
                                                       a marketing and services
                                                       company to support
                                                       affiliated companies.

                                                                                   NUMBER OF
                                                                                   FUNDS IN
                                                                                     FUND
                                            TERM OF                                 COMPLEX
                                           OFFICE AND                              OVERSEEN
NAME, AGE AND ADDRESS         POSITION(S)  LENGTH OF                              BY MANAGING   OTHER DIRECTORSHIPS
OF INDEPENDENT MANAGING        HELD WITH      TIME     PRINCIPAL OCCUPATION(S)      GENERAL     HELD BY MANAGING
GENERAL PARTNER               REGISTRANT     SERVED    DURING PAST 5 YEARS          PARTNER     GENERAL PARTNER

Hugo F. Sonnenschein (65)     Managing     Managing    President Emeritus and         67        Trustee/Director/Managing
1126 E. 59th Street           General      General     Honorary Trustee of the                  General Partner of funds
Chicago, IL 60637             Partner      Partner     University of Chicago and                in the Fund Complex.
                                           since 1998  the Adam Smith                           Director of Winston
                                                       Distinguished Service                    Laboratories, Inc.
                                                       Professor in the
                                                       Department of Economics
                                                       at the University of
                                                       Chicago. Prior to July
                                                       2000, President of the
                                                       University of Chicago.
                                                       Trustee of the University
                                                       of Rochester and a member
                                                       of its investment
                                                       committee. Member of the
                                                       National Academy of
                                                       Sciences, the American
                                                       Philosophical Society and
                                                       a fellow of the American
                                                       Academy of Arts and
                                                       Sciences.

Suzanne H. Woolsey, P.h.D.    Managing     Managing    Previously Chief               65        Trustee/Director/Managing
(64)                          General      General     Communications Officer of                General Partner of funds
815 Cumberstone Road          Partner      Partner     the National Academy of                  in the Fund Complex.
Harwood, MD 20776                          since 2003  Sciences/ National                       Director of Fluor Corp.,
                                                       Research Council, an                     an engineering,
                                                       independent, federally                   procurement and
                                                       chartered policy                         construction organization
                                                       institution, from 2001 to                since January 2004 and
                                                       November 2003 and Chief                  Director of Neurogen
                                                       Operating Officer from                   Corporation, a
                                                       1993 to 2001. Director of                pharmaceutical company,
                                                       the Institute for Defense                since January 1998.
                                                       Analyses, a federally
                                                       funded research and
                                                       development center,
                                                       Director of the German
                                                       Marshall Fund of the
                                                       United States, and
                                                       Trustee of Colorado
                                                       College. Prior to 1993,
                                                       Executive Director of the
                                                       Commission on Behavioral
                                                       and Social Sciences and
                                                       Education at the National
                                                       Academy of
                                                       Sciences/National
                                                       Research Council. From
                                                       1980 through 1989,
                                                       Partner of Coopers &
                                                       Lybrand.



                     INTERESTED MANAGING GENERAL PARTNER:*



                                                                                   NUMBER OF
                                                                                   FUNDS IN
                                                                                     FUND
                                            TERM OF                                 COMPLEX
                                           OFFICE AND                              OVERSEEN
NAME, AGE AND ADDRESS         POSITION(S)  LENGTH OF                              BY MANAGING   OTHER DIRECTORSHIPS
OF INTERESTED MANAGING         HELD WITH      TIME     PRINCIPAL OCCUPATION(S)      GENERAL     HELD BY MANAGING
GENERAL PARTNER               REGISTRANT     SERVED    DURING PAST 5 YEARS          PARTNER     GENERAL PARTNER
Wayne W. Whalen* (66)         Managing     Managing    Partner in the law firm        67        Trustee/Director/Managing
333 West Wacker Drive         General      General     of Skadden, Arps, Slate,                 General Partner of funds
Chicago, IL 60606             Partner      Partner     Meagher & Flom LLP, legal                in the Fund Complex.
                                           since 1998  counsel to funds in the                  Director of the Abraham
                                                       Fund Complex.                            Lincoln Presidential
                                                                                                Library Foundation.


------------------------------------


* Mr. Whalen is an "interested person" (within the meaning of Section 2(a)(19) of the 1940 Act) of certain funds in the Fund Complex by reason of he and his firm currently providing legal services as legal counsel to such funds in the Fund Complex.

                                   OFFICERS:


                                                        TERM OF
                                                       OFFICE AND
                                    POSITION(S)        LENGTH OF
NAME, AGE AND                        HELD WITH            TIME     PRINCIPAL OCCUPATION(S)
ADDRESS OF OFFICER                     FUND              SERVED    DURING PAST 5 YEARS

Ronald E. Robison (67)        President and            Officer     President of funds in the Fund Complex since September 2005,
1221 Avenue of the Americas   Principal Executive      since 2003  and Principal Executive Officer of funds in the Fund Complex
New York, NY 10020            Officer                              since May 2003. Managing Director of Van Kampen Advisors
                                                                   Inc. since June 2003. Director of Investor Services since
                                                                   September 2002. Director of the Adviser, Van Kampen
                                                                   Investments and Van Kampen Exchange Corp. since January
                                                                   2005. Managing Director of Morgan Stanley and Morgan Stanley
                                                                   & Co. Incorporated. Managing Director and Director of Morgan
                                                                   Stanley Investment Management Inc. Chief Administrative
                                                                   Officer, Managing Director and Director of Morgan Stanley
                                                                   Investment Advisors Inc., and Morgan Stanley Services
                                                                   Company Inc. and Managing Director and Director of Morgan
                                                                   Stanley Distributors Inc. and Morgan Stanley Distribution
                                                                   Inc. Chief Executive Officer and Director of Morgan Stanley
                                                                   Trust. Executive Vice President and Principal Executive
                                                                   Officer of the Institutional and Retail Morgan Stanley
                                                                   Funds. Director of Morgan Stanley SICAV. Previously, Chief
                                                                   Global Operations Officer of Morgan Stanley Investment
                                                                   Management Inc. and Executive Vice President of funds in the
                                                                   Fund Complex from May 2003 to September 2005.

Dennis Shea (53)              Vice President           Officer     Managing Director of Morgan Stanley Investment Advisors
1221 Avenue of the Americas                            since 2006  Inc., Morgan Stanley Investment Management Inc., the Adviser
New York, NY 10020                                                 and Van Kampen Advisors Inc. Chief Investment
                                                                   Officer -- Global Equity of the same entities since February
                                                                   2006. Vice President of Morgan Stanley Institutional and
                                                                   Retail Funds since February 2006. Vice President of funds in the Fund Complex since March 2006. Previously, Managing
                                                                   Director and Director of Global Equity Research at Morgan
                                                                   Stanley from April 2000 to February 2006.

J. David Germany (52)         Vice President           Officer     Managing Director of Morgan Stanley Investment Advisors
25 Cabot Square, Canary                                since 2006  Inc., Morgan Stanley Investment Management Inc., the Adviser
Wharf                                                              and Van Kampen Advisors Inc. Chief Investment
London, GBR E14 4QA                                                Officer -- Global Fixed Income of the same entities since
                                                                   December 2005. Managing Director and Director of Morgan
                                                                   Stanley Investment Management Ltd. Director of Morgan
                                                                   Stanley Investment Management (ACD) Limited since December
                                                                   2003. Vice President of Morgan Stanley Institutional and
                                                                   Retail Funds since February 2006. Vice President of funds in the Fund Complex since March 2006.

Amy R. Doberman (43)          Vice President           Officer     Managing Director and General Counsel U.S. Investment
1221 Avenue of the Americas                            since 2004  Management; Managing Director of Morgan Stanley Investment
New York, NY 10020                                                 Management, Inc., Morgan Stanley Investment Advisers Inc.
                                                                   and the Adviser. Vice President of the Morgan Stanley
                                                                   Institutional and Retail Funds since July 2004 and Vice
                                                                   President of funds in the Fund Complex as of since August
                                                                   2004. Previously, Managing Director and General Counsel of
                                                                   Americas, UBS Global Asset Management from July 2000 to July
                                                                   2004 and General Counsel Aeltus Investment Management, Inc
                                                                   from January 1997 to July 2000.

Stefanie V. Chang (39)        Vice President           Officer     Executive Director of Morgan Stanley Investment Management
1221 Avenue of the Americas   and Secretary            since 2003  Inc. Vice President and Secretary of funds in the Fund
New York, NY 10020                                                 Complex.

John L. Sullivan (50)         Chief Compliance         Officer     Chief Compliance Officer of funds in the Fund Complex since
1 Parkview Plaza              Officer                  since 1996  August 2004. Prior to August 2004, Director and Managing
Oakbrook Terrace, IL 60181                                         Director of Van Kampen Investments, the Adviser, Van Kampen
                                                                   Advisors Inc. and certain other subsidiaries of Van Kampen
                                                                   Investments, Vice President, Chief Financial Officer and
                                                                   Treasurer of funds in the Fund Complex and head of Fund
                                                                   Accounting for Morgan Stanley Investment Management Inc.
                                                                   Prior to December 2002, Executive Director of Van Kampen
                                                                   Investments, the Adviser and Van Kampen Advisors Inc.

Phillip G. Goff (42)          Chief Financial Officer  Officer     Executive Director of Morgan Stanley Investment Management
1 Parkview Plaza              and Treasurer            since 2005  Inc. since June 2005. Chief Financial Officer and Treasurer
Oakbrook Terrace, IL 60181                                         of funds in the Fund Complex since August 2005. Prior to
                                                                   June 2005, Vice President and Chief Financial Officer of
                                                                   Enterprise Capital Management, Inc., an investment holding company.

                               COMPENSATION TABLE


                                                                               FUND COMPLEX
                                                       ------------------------------------------------------------
                                                                              AGGREGATE ESTIMATED        TOTAL
                                         AGGREGATE     AGGREGATE PENSION OR     MAXIMUM ANNUAL       COMPENSATION
                                       COMPENSATION    RETIREMENT BENEFITS     BENEFITS FROM THE    BEFORE DEFERRAL
                                         FROM THE           ACCRUED AS           FUND COMPLEX          FROM THE
               NAME(1)                 REGISTRANT(2)   PART OF EXPENSES(3)    UPON RETIREMENT(4)    FUND COMPLEX(5)
               -------                 -------------   --------------------   -------------------   ---------------
INDEPENDENT MANAGING GENERAL PARTNERS
David C. Arch........................     $1,848             $ 40,874              $105,000            $222,935
Jerry D. Choate......................      1,844               95,781                92,000             199,799
Rod Dammeyer.........................      1,848               73,108               105,000             222,935
Linda Hutton Heagy...................      2,049               29,065               100,000             214,425
R. Craig Kennedy.....................      2,049               20,314               100,000             214,425
Howard J Kerr........................      1,848              158,695               103,750             222,935
Jack E. Nelson.......................      2,049              110,864                84,000             214,425
Hugo F. Sonnenschein.................      1,848               74,118               105,000             222,935
Suzanne H. Woolsey...................      2,049               68,505               100,000             214,425
INTERESTED MANAGING GENERAL PARTNER
Wayne W. Whalen......................      1,848               80,233               105,000             222,935


---------------

(1) Managing General Partners not eligible for compensation are not included in the Compensation Table. Richard F. Powers III and Mitchell M. Merin resigned as members of the Board of Managing General Partners of the Registrant and other funds in the Fund Complex on September 22, 2005.



(2) The amounts shown in this column represent the aggregate compensation before deferral with respect to the Registrant's fiscal year ended December 31, 2005.



(3) Funds in the Fund Complex other than the Registrant have adopted retirement plans for trustees who are not affiliated persons of the Adviser or Van Kampen Investments. The amounts shown in this column represent the sum of the retirement benefits accrued by the operating funds in the Fund Complex for each of the Managing General Partners for the funds' respective fiscal years ended in 2005.



(4) Funds in the Fund Complex other than the Registrant's have adopted retirement plans for trustees who are not affiliated persons of the Adviser or Van Kampen Investments. The amounts shown in this column represent as of the date of this Statement of Additional Information the sum of the estimated maximum annual benefits payable by the funds in the Fund Complex for each year of the 10-year period commencing in the year of such person's anticipated retirement.



(5) The amounts shown in this column represent the aggregate compensation paid by all of the funds in the Fund Complex as of December 31, 2005 before deferral by the trustees under the deferred compensation plan. Because the funds in the Fund Complex have different fiscal year ends, the amounts shown in this column are presented on a calendar year basis.


BOARD COMMITTEES

     The Board of Managing General Partners has three standing committees (an audit committee, a brokerage and services committee and a governance committee). Each committee is comprised solely of "Independent Managing General Partners", which is defined for purposes herein as Managing General Partners who: (1) are not "interested persons" of the Registrant as defined by the 1940 Act and (2) are "independent" of the Registrant as defined by the New York Stock Exchange, American Stock Exchange and Chicago Stock Exchange listing standards.

     The Board's audit committee consists of Jerry D. Choate, Rod Dammeyer and
R. Craig Kennedy. In addition to being Managing General Partners as defined above, each of these Managing General Partners also meets the additional independence requirements for audit committee members as defined by the New York Stock Exchange, American Stock Exchange and Chicago Stock Exchange listing standards. The audit committee makes recommendations to the Board of Managing General Partners concerning the selection of the Registrant's independent registered public accounting firm, reviews with such independent registered public accounting firm the scope and results of the Registrant's annual audit and considers any comments which the independent registered public accounting firm may have regarding the Registrant's financial statements, books of account or internal controls. The Board of Managing General Partners has adopted a formal written charter for the audit committee which sets forth the audit committee's responsibilities. The audit committee has reviewed and discussed the financial statements of the Registrant with management as well as with the independent registered public accounting firm of the Registrant, and discussed with the independent registered public accounting firm the matters required to be discussed under the Statement of Auditing Standards No. 61. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required under Independence Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm its independence. Based on this review, the audit committee recommended to the Board of the fund that the fund's audited financial statements be included in the fund's annual report to shareholders for the most recent fiscal year for filing with the SEC.

     The Board's brokerage and services committee consists of Linda Hutton Heagy, Hugo F. Sonnenschein and Suzanne H. Woolsey. The brokerage and services committee reviews the Fund's allocation of brokerage transactions and soft-dollar practices and reviews the transfer agency and shareholder servicing arrangements with Investor Services.

     The Board's governance committee consists of David C. Arch, Howard J Kerr and Jack E. Nelson. In addition to being Independent Managing General Partners as defined above, each of these managing general partners also meets the additional independence requirements for nominating committee members as defined by the New York Stock Exchange, American Stock Exchange and Chicago Stock Exchange listing standards. The governance committee identifies individuals qualified to serve as Independent Managing General Partners on the Board and on committees of the Board, advises the Board with respect to Board composition, procedures and committees, develops and recommends to the Board a set of corporate governance principles applicable to the Registrant, monitors corporate governance matters and makes recommendations to the Board, and acts as the administrative committee with respect to Board policies and procedures, committee policies and procedures and codes of ethics. The Independent Managing General Partners of the Registrant select and nominate any other nominee Independent Managing General Partners for the Registrant. While the Independent Managing General Partners of the Registrant expect to be able to continue to identify from their own resources an ample number of qualified candidates for the Board of Managing General Partners as they deem appropriate, they will consider nominations from shareholders to the Board. Nominations from shareholders should be in writing and sent to the Independent Managing General Partners as described below.


     During the Registrant's last fiscal year, the Board of Managing General Partners held 13 meetings. During the Registrant's last fiscal year, the audit committee of the Board held 4 meetings, the brokerage and services committee of the Board held 4 meetings and the governance committee of the Board held 3 meetings.


SHAREHOLDER COMMUNICATIONS

     Shareholders may send communications to the Board of Managing General Partners. Shareholders should send communications intended for the Board by addressing the communication directly to the Board (or individual Board members) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Board members) and by sending the communication to either the Registrant's office or directly to such Board member(s) at the address specified for such trustee above. Other shareholder communications received by the Registrant not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management's discretion based on the matters contained therein.

                    2005 BENEFICIAL OWNERSHIP OF SECURITIES


INDEPENDENT MANAGING GENERAL PARTNERS

                                          ARCH    CHOATE   DAMMEYER   HEAGY    KENNEDY    KERR    NELSON   SONNENSCHEIN  WOOLSEY
                                        --------  -------  --------  --------  --------  -------  -------  ------------  --------
DOLLAR RANGE OF EQUITY SECURITIES IN
 THE REGISTRANT.......................    $1-       $1-      $1-       $1-       $1-       $1-      $1-        $1-         $1-
                                        $10,000   $10,000  $10,000   $10,000   $10,000   $10,000  $10,000    $10,000     $10,000
AGGREGATE DOLLAR RANGE OF EQUITY
 SECURITIES IN ALL REGISTERED
 INVESTMENT COMPANIES OVERSEEN BY
 MANAGING GENERAL PARTNER IN THE FUND
 COMPLEX..............................  $50,001-    $1-      over    $50,001-    over      $1-      $1-      $10,001-    $10,001-
                                        $100,000  $10,000  $100,000  $100,000  $100,000  $10,000  $10,000    $50,000     $50,000


INTERESTED MANAGING GENERAL PARTNER



                                                               WHALEN
                                                              --------
DOLLAR RANGE OF EQUITY SECURITIES IN THE REGISTRANT.........    $1-
                                                              $10,000
AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL
 REGISTERED INVESTMENT COMPANIES OVERSEEN BY MANAGING
 GENERAL PARTNER IN THE FUND COMPLEX........................    over
                                                              $100,000


     The Registrant, the Adviser and the Distributor have adopted a Code of Ethics (the "Code of Ethics") that sets forth general and specific standards relating to the securities trading activities of their employees. The Code of Ethics does not prohibit employees from acquiring securities that may be purchased or held by the Fund, but is intended to ensure that all employees conduct their personal transactions in a manner that does not interfere with the portfolio transactions of the Registrant or other Van Kampen funds, or that such employees take unfair advantage of their relationship with the Registrant. Among other things, the Code of Ethics prohibits certain types of transactions absent prior approval, imposes various trading restrictions (such as time periods during which personal transactions may or may not be made) and requires quarterly reporting of securities transactions and other matters. All reportable securities transactions and other required reports are to be reviewed by appropriate personnel for compliance with the Code of Ethics. Additional restrictions apply to portfolio managers, traders, research analysts and others who may have access to nonpublic information about the trading activities of the Registrant or other Van Kampen funds or who otherwise are involved in the investment advisory process. Exceptions to these and other provisions of the Code of Ethics may be granted in particular circumstances after review by appropriate personnel.


PROXY VOTING POLICY AND PROXY VOTING RECORD



     The Board of Managing General Partners believes that the voting of proxies on securities held by the Registrant is an important element of the overall investment process. As such, the Board has delegated the responsibility to vote such proxies to the Adviser. The following is a summary of the Adviser's Proxy Voting Policy ("Proxy Policy").



     The Adviser uses its best efforts to vote proxies on securities held in the Registrant as part of its authority to manage, acquire and dispose of Registrant assets. In this regard, the Adviser has formed a Proxy Review Committee ("Committee") comprised of senior investment professionals that is responsible for creating and implementing the Proxy Policy. The Committee meets monthly but may meet more frequently as conditions warrant. The Proxy Policy provides that the Adviser will vote proxies in the best interests of clients consistent with the objective of maximizing long-term investment returns. The Proxy Policy provides that the Adviser generally will vote proxies in accordance with pre-determined guidelines contained in the Proxy Policy. The Adviser may vote in a manner that is not consistent with the pre-determined guidelines, provided that the vote is approved by the Committee. The Adviser generally will not vote a proxy if it has sold the affected security between the record date and the meeting date.

     The Proxy Policy provides that, unless otherwise determined by the Committee, votes will be cast in the manner described below:



     - Generally, routine proposals will be voted in support of management.



     - With regard to the election of trustees/directors, where no conflict exists and where no specific governance deficiency has been noted, votes will be cast in support of management's nominees.



     - The Adviser will vote in accordance with management's recommendation with respect to certain non-routine proposals (i.e., reasonable capitalization changes, stock repurchase programs, stock splits, certain compensation-related matters, certain anti-takeover measures, etc.).



     - The Adviser will vote against certain non-routine proposals (i.e., unreasonable capitalization changes, establishment of cumulative voting rights for the election of directors, requiring supermajority shareholder votes to amend by-laws, indemnification of auditors, etc.)
       (notwithstanding management support).



     - The Adviser will vote in its discretion with respect to certain non-routine proposals (i.e., mergers, acquisitions, take-overs, spin-offs, etc.) which may have a substantive financial or best interest impact on an issuer.



     - The Adviser will vote for certain proposals it believes call for reasonable charter provisions or corporate governance practices (i.e., requiring auditors to attend annual shareholder meetings, requiring that members of compensation, nominating and audit committees be independent, reducing or eliminating supermajority voting requirements, etc.).



     - The Adviser will vote against certain proposals it believes call for unreasonable charter provisions or corporate governance practices (i.e., proposals to declassify boards, proposals to require a company to prepare reports that are costly to provide or that would require duplicative efforts or expenditure that are of a non-business nature or would provide no pertinent information from the perspective of institutional shareholders, etc.).



     - Certain other proposals (i.e., proposals requiring directors to own large amounts of company stock to be eligible for election, proposals requiring diversity of board membership relating to broad based social, religious or ethnic groups, etc.) generally are evaluated by the Committee based on the nature of the proposal and the likely impact on shareholders.



    While the proxy voting process is well-established in the United States and other developed markets with a number of tools and services available to assist an investment manager, voting proxies of non-U.S. companies located in certain jurisdictions, particularly emerging markets, may involve a number of problems that may restrict or prevent the Adviser's ability to vote such proxies. As a result, non-U.S. proxies will be voted on a best efforts basis only, after weighing the costs and benefits to the Fund of voting such proxies.



     Conflicts of Interest. If the Committee determines that an issue raises a material conflict of interest, or gives rise to a potential material conflict of interest, the Committee will request a special committee to review, and recommend a course of action with respect to, the conflict in question and that special committee will have sole discretion to cast a vote.



     Third Parties. To assist in its responsibility for voting proxies, the Adviser may retain third-party services as experts in the proxy voting and corporate governance area. These proxy research providers are referred to herein as "Research Providers." The services provided to the Adviser by the Research Providers include in-depth research, global issuer analysis, and voting recommendations. While the Adviser may review and utilize recommendations made by the Research Providers in making proxy voting decisions, it is in no way obligated to follow such recommendations. In addition to research, the Research Providers provide vote execution, reporting, and recordkeeping. The Committee carefully monitors and supervises the services provided by the Research Providers.

     Further Information. A copy of the Proxy Policy, as well as the Registrant's most recent proxy voting record filed with the SEC, are available without charge on our web site at www.vankampen.com. The Registrant's proxy voting record is also available without charge on the SEC's web site at www.sec.gov.


ITEM 13.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


     As of April 3, 2006, no person was known by the Registrant to own beneficially or to hold of record 5% or more of the outstanding shares of the Registrant, except as follows:



                                                                                 APPROXIMATE
                                                                                PERCENTAGE OF
                                                                                OWNERSHIP ON
                                  NAME AND ADDRESS OF HOLDER                    APRIL 3, 2006
                                  --------------------------                    -------------
                 Comerica Bank Detroit & Edward Mardigian, TR                     25%
                 DTD 8/2/77 with Helen Mardigian
                 P.O. Box 75000
                 Detroit, MI 48275-0001
                 A. Fletcher Sisk Jr                                               6%
                 3009 Larkspur Run
                 Williamsburg, VA 23185-3766
                 Gordon E. Moore & Betty I. Moore                                  6%
                 TR FBO Gordon E. Moore & Betty I. Moore Trust
                 UADTD 10-9-73
                 100 Canada Rd.
                 Woodside, CA 94062-4104
                 Milards & Co.                                                     6%
                 c/o SEI Trust Company
                 Attn: Mutual Fund Admin
                 One Freedom Valley Dr.
                 Oaks, PA 19456



     On April 3, 2006, all Managing General Partners and officers as a group owned less than 1% of the Registrant's outstanding voting securities.


ITEM 14.  INVESTMENT ADVISORY AND OTHER SERVICES.


     INVESTMENT ADVISER. The Adviser and Van Kampen Investor Services Inc., the Registrant's shareholder service agent, are wholly owned subsidiaries of Van Kampen Investments, which is an indirect wholly owned subsidiary of Morgan Stanley. The Adviser's principal office is located at 1221 Avenue of the Americas, New York, New York 10020. Investor Services' principal office is located at 2800 Post Oak Boulevard, Houston, Texas 77056.



     The Registrant and the Adviser are parties to an investment advisory agreement (the "Agreement"). Under the Agreement, the Registrant pays to the Adviser as compensation for the services rendered, facilities furnished, and expenses paid by it a fee payable monthly computed on average daily net assets of the Registrant at an annual rate of 0.30%. The Adviser received approximately $194,400, $288,100 and $294,100, in advisory fees from the Registrant during the fiscal years ended December 31, 2005, 2004 and 2003, respectively.


     The average net asset value is determined by taking the average of all of the determinations of net asset value for each business day during a given calendar month. Such fee is payable for each calendar month as soon as practicable after the end of that month. The fee payable to the Adviser is reduced by any commissions, tender solicitation and other fees, brokerage or similar payments received by the Adviser or any other direct or indirect majority owned subsidiary of Van Kampen Investments, in connection with the purchase and sale of portfolio investments of the Registrant, less any direct expenses incurred by such subsidiary of Van Kampen Investments in connection with obtaining such payments. The Adviser agrees to use its best efforts to recapture tender solicitation fees and exchange offer fees for the Registrant's benefit, and to advise the Managing General Partners of the Registrant of any other commissions, fees, brokerage or similar payments which may be possible under applicable laws for the Adviser or any other direct or indirect majority owned subsidiary of Van Kampen Investments to receive in connection with the Registrant's portfolio transactions or other arrangements which may benefit the Registrant.

     The Agreement also provides that, in the event the ordinary business expenses of the Registrant for any fiscal year exceed 1 1/2% of the first $30 million of the Registrant's average net assets, plus one percent of any excess over $30 million, the compensation due the Adviser will be reduced by the amount of such excess and that, if a reduction in and refund of the advisory fee is insufficient, the Adviser will pay the Registrant monthly an amount sufficient to make up the deficiency, subject to readjustment during the year. Ordinary business expenses do not include (1) interest and taxes, (2) brokerage commissions and (3) certain litigation and indemnification expenses as described in the Agreement.

     The Agreement may be continued from year to year if specifically approved at least annually (a)(i) by the Registrant's Managing General Partners or (ii) by vote of a majority of the Registrant's outstanding voting securities and (b) by the affirmative vote of a majority of the Managing General Partners who are not parties to the agreement or interested persons of any such party by votes cast in person at a meeting called for such purpose. The Agreement provides that it shall terminate automatically if assigned and that it may be terminated without penalty by either party on 30 days written notice.

     Under the Agreement, the Registrant retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. The Adviser is responsible for obtaining and evaluating economic, statistical, and financial data and for formulating and implementing investment programs in furtherance of the Registrant's investment objectives. The Adviser also furnishes at no cost to the Registrant (except as noted herein) the services of sufficient executive and clerical personnel for the Registrant as are necessary to prepare registration statements, partner reports, and notices and proxy solicitation materials. In addition, the Adviser furnishes at no cost to the Registrant the services of a Chief Executive Officer and other executive and clerical personnel, as needed.


     Under the Agreement, the Registrant bears the cost of its accounting services, which includes maintaining its financial books and records and calculating its daily net asset value. A portion of these amounts were paid to the Adviser in reimbursement of personnel, facilities and equipment costs attributable to the provision of accounting services to the Registrant. The services provided by the Adviser are at cost which is allocated among the investment companies advised or sub-advised by the Adviser. The Registrant also pays transfer agency fees, custodian fees, legal and auditing fees, the costs of reports to partners and all other ordinary expenses not specifically assumed by the Adviser.



     CHIEF COMPLIANCE OFFICER EMPLOYMENT AGREEMENT. The Registrant has entered into an employment agreement with John Sullivan and Morgan Stanley pursuant to which Mr. Sullivan, an employee of Morgan Stanley, serves as Chief Compliance Officer of the Registrant and other Van Kampen funds. The Registrant's Chief Compliance Officer and his staff are responsible for administering the compliance policies and procedures of the Registrant and other Van Kampen funds. The Registrant reimburses Morgan Stanley for the costs and expenses of such services, including compensation and benefits, insurance, occupancy and equipment, information processing and communication, office services, conferences and travel, postage and shipping. The Registrant shares together with the other Van Kampen funds in the cost of providing such services with 25% of such costs shared proportionately based on the respective number of classes of securities issued per fund and the remaining 75% of such costs based proportionately on the respective net assets per fund.



     For the fiscal years ended December 31, 2005, 2004 and 2003, the Registrant paid approximately $10,400, $9,000 and $9,500, respectively, for such services. The Registrant began accruing expenses under the Chief Compliance Officer Employment Agreement on July 15, 2004.



     OTHER SERVICE PROVIDERS. The custodian of all the assets of the Registrant is State Street Bank and Trust Company located at One Lincoln Street, Boston, Massachusetts 02110.

     Independent auditors for the Registrant perform an annual audit of the Registrant's financial statements. Deloitte & Touche LLP, located at Two Prudential Plaza, 180 North Stetson Avenue, Chicago Illinois, 60601 serves as independent auditors for the Fund.

     Investor Services, PO Box 947, Jersey City, New Jersey 07303-0947, a wholly owned subsidiary of Van Kampen Investments, serves as the shareholder service agent for the Registrant. The transfer agency fees are determined through negotiations with the Registrant's Board of Managing General Partners and are based on competitive market benchmarks.

     Skadden, Arps, Slate, Meagher & Flom LLP serves as legal counsel to the Registrant.


ITEM 15. PORTFOLIO MANAGERS.


                                FUND MANAGEMENT

OTHER ACCOUNTS MANAGED BY THE PORTFOLIO MANAGERS


     As of December 31, 2005, Ms. Luby managed eight mutual funds with a total of $8 billion in assets; no pooled investment vehicles other than mutual funds; and no other accounts.



     Because the portfolio manager manages assets for other investment companies, pooled investment vehicles, and/or other accounts (including institutional clients, pension plans and certain high net worth individuals), there may be an incentive to favor one client over another resulting in conflicts of interest. For instance, the Adviser may receive fees from certain accounts that are higher than the fee it receives from the Registrant, or it may receive a performance-based fee on certain accounts. In those instances, the portfolio manager may have an incentive to favor the higher and/or performance-based fee accounts over the Registrant. The portfolio manager of the Registrant does not currently manage assets for other investment companies, pooled investment vehicles or other accounts that charge a performance fee. The Adviser has adopted trade allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest.


PORTFOLIO MANAGER COMPENSATION STRUCTURE

     Portfolio managers receive a combination of base compensation and discretionary compensation, comprised of a cash bonus and several deferred compensation programs described below. The methodology used to determine portfolio manager compensation is applied across all accounts managed by the portfolio manager.

     BASE SALARY COMPENSATION. Generally, portfolio managers receive base salary compensation based on the level of their position with the Adviser.

     DISCRETIONARY COMPENSATION. In addition to base compensation, portfolio managers may receive discretionary compensation.

     Discretionary compensation can include:

     - Cash Bonus;

     - Morgan Stanley's Equity Incentive Compensation Program (EICP) awards--a mandatory program that defers a portion of discretionary year-end compensation into restricted stock units or other awards based on Morgan Stanley common stock that are subject to vesting and other conditions;


     - Investment Management Deferred Compensation Plan (IMDCP) awards--a mandatory program that defers a portion of discretionary year-end compensation and notionally invests it in designated funds advised by the Adviser or its affiliates. The award is subject to vesting and other conditions. Portfolio Managers must notionally invest a minimum of 25% to a maximum of 75% of the IMDCP deferral into a combination of the designated funds they manage that are included in the IMDCP fund menu, which may or may not include the Fund;

     - Voluntary Deferred Compensation Plans--voluntary programs that permit certain employees to elect to defer a portion of their discretionary year end compensation and directly or notionally invest the deferred amount:
       (1) across a range of designated investment funds, including funds advised by the Adviser or its affiliates; and/or (2) in Morgan Stanley stock units.


     Several factors determine discretionary compensation, which can vary by portfolio management team and circumstances. In order of relative importance, these factors include:


     - Investment performance. A portfolio manager's compensation is linked to the pre-tax investment performance of the funds/accounts managed by the portfolio manager. Investment performance is calculated for one-, three- and five-year periods measured against an appropriate securities market index (or indices) for the funds/accounts managed by the portfolio manager. In the case of the Fund, the Fund's investment performance is measured against the Standard & Poor's 500 Index and against appropriate rankings or ratings prepared by Lipper Inc., Morningstar Inc. or similar independent services which monitor Fund performance. Other funds/accounts managed by the same portfolio manager may be measured against this same index and same rankings or ratings, if appropriate, or against other indices and other rankings or ratings that are deemed more appropriate given the size and/or style of such funds/accounts as set forth in such funds'/accounts' disclosure materials and guidelines. The assets managed by the portfolio manager in funds, pooled investment vehicles and other accounts are described in "Other Accounts Managed by the Portfolio Managers" above. Generally, the greatest weight is placed on the three- and five-year periods.


     - Revenues generated by the investment companies, pooled investment vehicles and other accounts managed by the portfolio manager.

     - Contribution to the business objectives of the Adviser.

     - The dollar amount of assets managed by the portfolio manager.

     - Market compensation survey research by independent third parties.

     - Other qualitative factors, such as contributions to client objectives.


     - Performance of Morgan Stanley and Morgan Stanley Investment Management, and the overall performance of the Global Investor Group, a department within Morgan Stanley Investment Management that includes all investment professionals.


SECURITIES OWNERSHIP OF PORTFOLIO MANAGERS


     As of December 31, 2005, the dollar range of securities beneficially owned by Ms. Luby in the Registrant is shown below:


     Ms. Luby -- None.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

     The Adviser is responsible for decisions to buy and sell securities for the Registrant, the selection of brokers and dealers to affect transactions and the negotiation of prices and any commissions on such transactions. While the Adviser will be primarily responsible for the placement of the Registrant's portfolio business, the policies and practices in this regard are subject to review by the Managing General Partners of the Registrant. The Adviser is responsible for placing portfolio transactions and does so in a manner deemed fair and reasonable to the Registrant and not according to any formula. The primary consideration in all portfolio transactions is prompt execution of orders in an effective manner at the most favorable price. In selecting broker-dealers and in negotiating prices and any brokerage commissions on such transactions, the Adviser considers the firm's reliability, integrity and financial condition and the firm's execution capability, the size and breadth of the market for the security, the size of and difficulty in executing the order, and the best net price. There are many instances when, in the judgment of the Adviser, more than one firm can offer comparable execution services. In selecting among such firms, consideration may be given to those firms which supply research and other services in addition to execution services. The Adviser is authorized to pay higher commissions to brokerage firms that provide it with investment and research information than to firms which do not provide such services if the Adviser determines that such commissions are reasonable in relation to the overall services provided. No specific value can be assigned to such research services which are furnished without cost to the Adviser. Since statistical and other research information is only supplementary to the research efforts of the Adviser to the Registrant and still must be analyzed and reviewed by its staff, the receipt of research information is not expected to reduce its expenses materially. The investment advisory fee is not reduced as a result of the Adviser's receipt of such research services. Services provided may include
(a) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (b) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (c) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody). Research services furnished by firms through which the Registrant effects its securities transactions may be used by the Adviser in servicing all of its advisory accounts; not all of such services may be used by the Adviser in connection with the Fund.

     The Adviser also may place portfolio transactions, to the extent permitted by law, with brokerage firms affiliated with the Registrant or the Adviser if it reasonably believes that the quality of execution and the commission are comparable to that available from other qualified firms. Similarly, to the extent permitted by law and subject to the same considerations on quality of execution and comparable commission rates, the Adviser may direct an executing broker to pay a portion or all of any commissions, concessions or discounts to a firm supplying research or other services.


     The Adviser may place portfolio transactions at or about the same time for other advisory accounts, including other investment companies. The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Registrant and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Registrant. In making such allocations among the Registrant and other advisory accounts, the main factors considered by the Adviser are the respective sizes of the Registrant and other advisory accounts, the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and opinions of the persons responsible for recommending the investment. The Registrant paid no brokerage commissions during the fiscal years ended December 31, 2005, 2004 and 2003, respectively.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

     See Items 5 and 6.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SHARES.

     No shares are being offered to the public. The redemption price per share is equivalent to the net asset value per share as more fully described in Item 6.

ITEM 19.  TAXATION OF THE FUND.

     See Item 6.

ITEM 20.  UNDERWRITERS.

     Not Applicable.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

     Not Applicable.

ITEM 22.  FINANCIAL STATEMENTS.

                              FINANCIAL STATEMENTS


     The audited financial statements of the Registrant are incorporated herein by reference to the Annual Report to shareholders of the Registrant dated December 31, 2005. The Annual Report may be obtained by following the instructions on the cover of this Statement of Additional Information. The Annual Report is included as part of the Registrant's filing on Form N-CSR as filed with the SEC on February 28, 2006. The Annual Report and may be reviewed and copied at the SEC's Public Reference Room in Washington, DC or on the EDGAR database on the SEC's internet site (http://www.sec.gov). Information on the operation of the SEC's Public Reference Room may be obtained by calling the SEC at (202) 551-8090. You can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC's e-mail address (publicinfo@sec.gov) or by writing the Public Reference Section of the SEC, Washington, DC 20549-0102.

                                     PART C

                               OTHER INFORMATION

ITEM 23.  EXHIBITS


                   (a)          Restated and Amended Certificate and Agreement of Limited
                                Partnership(20)
                      (1)       Amendment to Certificate of Limited Partnership, on Form
                                LP-1(16)
                      (2)       Amendment to Certificate of Limited Partnership, on Form
                                LP-2(17)
                      (3)       Amendment to Certificate of Limited Partnership, on Form
                                LP-2(19)
                      (4)       Amendment to Certificate of Limited Partnership, on Form
                                LP-2(20)
                   (b)(1)       Bylaws(20)
                      (2)       Amended and Restated Bylaws+
                   (c)          Copy of Specimen Certificate(20)
                   (d)(1)       Investment Advisory Agreement(19)
                   (d)(2)       Amendment Number One to the Investment Advisory
                                Agreement(27)
                   (e)          Not Applicable
                   (f)          Not Applicable
                   (g)(1)(a)    Custodian Contract(*)
                         (b)    Amendment dated May 24, 2001 to Custodian Contract(23)
                         (c)    Amendment dated October 3, 2005 to Custodian Contract+
                      (2)       Transfer Agency and Service Agreement(19)
                   (h)          Not Applicable
                   (i)          Not Applicable
                   (j)          Consent of Deloitte & Touche+
                   (k)          Not Applicable
                   (l)          Not Applicable
                   (m)          Not Applicable
                   (n)          Not Applicable
                   (o)          Not Applicable
                   (p)(1)       Code of Ethics of the Investment Adviser and Distributor(24)
                      (2)       Code of Ethics of the Fund(22)


---------------
(16) Incorporated herein by reference to Post-Effective Amendment No. 16 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 26, 1995.

(17) Incorporated herein by reference to Post-Effective Amendment No. 17 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 29, 1996.

 (*) Incorporated herein by reference to Post-Effective Amendment No. 75 to Van
     Kampen American Capital Growth and Income Fund's Registration Statement on Form N-1A, File Number 2-21657, filed March 27, 1998.

(19) Incorporated herein by reference to Post-Effective Amendment No. 19 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 27, 1998.

(20) Incorporated herein by reference to Post-Effective Amendment No. 20 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 23, 1999.

(22) Incorporated herein by reference to Post-Effective Amendment No. 22 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 27, 2001.

(23) Incorporated herein by reference to Post-Effective Amendment No. 23 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 25, 2002.

(24) Incorporated herein by reference to Post-Effective Amendment No. 25 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 23, 2004.


(27) Incorporated herein by reference to Post-Effective Amendment No. 27 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed May 2, 2005.


 +   Filed herewith.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     None.

ITEM 25.  INDEMNIFICATION

     Article XIII, Section 13.4 of the Registrant's Restated and Amended Certificate and Agreement of Limited Partnership provides as follows:

     "The Partnership shall indemnify each General Partner (including officers and or directors of a corporate General Partner and including former General Partners who have not ceased to be liable as General Partners under the Partnership Act) against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees) reasonably incurred by him in any civil, criminal or investigative proceeding in which he is involved or threatened to be involved by reason of his being a General Partner of the Partnership, provided that he acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be within the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners. To the extent that a General Partner has been successful on the merits or otherwise in defense of any such proceeding or in defense of any claim or matter therein, he shall be deemed to have acted in good faith and in a manner he believed to be in the best interests of the Partnership or the Limited Partners. The determination under any other circumstances as to whether a General Partner acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners, shall be made by action of the General Partners who were not parties to such proceedings, or by independent legal counsel selected by the General Partners (who may be the regular counsel for the Partnership) in a written opinion. No General Partner shall be indemnified under this provision against any liability to the Partnership or its Partners to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the General Partners or Limited Partners, or otherwise."

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

     See "Management, Organization and Capital Structure" in Part A and "Management of the Fund" in the Statement of Additional Information for information regarding the business of the Adviser. For information as to the business, profession, vocation and employment of a substantial nature of directors and officers of the Adviser, reference is made to the Adviser's current Form ADV (File No. 801-1669) filed under the Investment Advisers Act of 1940, as amended, incorporated herein by reference.

ITEM 27. PRINCIPAL UNDERWRITERS

     Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

     All accounts, books and other documents of the Registrant required by
Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder to be maintained (i) by the Registrant will be maintained at its offices, located at Van Kampen Investments Inc., 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, Van Kampen Investor Services Inc., Harborside Financial Center, Plaza 2, Jersey City, New Jersey 07303-0947, or at the State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, Massachusetts 02171; and (ii) by the Adviser, will be maintained at its offices, located at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555.

ITEM 29.  MANAGEMENT SERVICES

     Not applicable.

ITEM 30.  UNDERTAKINGS

     Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Van Kampen Exchange Fund, has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and the State of New York, on the 28th day of April, 2006.

                                    VAN KAMPEN EXCHANGE FUND


                                    By /s/ AMY R. DOBERMAN

                                      ------------------------------------------

                                            Amy R. Doberman

                                            Vice President

                            VAN KAMPEN EXCHANGE FUND


                INDEX TO EXHIBITS TO AMENDMENT NO. 28, FORM N-1A



 EXHIBIT                               DESCRIPTION OF
   NO.                                    EXHIBIT
 -------                               --------------
(b)(2)          Amended and Restated Bylaws
(g)(1)(c)       Amendment dated October 3, 2005 to Custodian Contract
(j)             Consent of Deloitte & Touche LLP